UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2018

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

5941 Optical Ct.

San Jose, California 95138

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendment to Joint Venture with Shenzhen Hepalink Pharmaceutical Group Co., Ltd.

On February 11, 2018, Aridis Pharmaceuticals, Inc. (the “Company”) entered into a Joint Venture Contract (the “JV Agreement”), with Shenzhen Hepalink Pharmaceutical Group Co., Ltd., a People’s Republic of China company (“Hepalink”), pursuant to which the parties formed a joint venture company named Shenzen Arimab BioPharmaceuticals Co., Ltd. (“SABC”), a People’s Republic of China Company, to develop, manufacture, import and distribute the Company’s AR-101 and AR-301 product candidates in China, Hong Kong, Macau and Taiwan (the “Territory”). In connection with the execution of the JV Agreement, the Company granted a license to AR-101 and AR-301 pursuant to a Technology License and Collaboration Agreement (the “License Agreement”) between the Company and SABC. SABC was formed on July 2, 2018 after receiving the required regulatory approval in China.

On August 24, 2018, the Company and Hepalink entered into an amendment to the JV Agreement (the “Amendment”) in which the parties also agreed to amend and restate the License Agreement (the “A&R License Agreement”). The Amendment and the A&R License Agreement are effective as of August 6, 2018.

Pursuant to the Amendment, the Company shall grant an exclusive license of its AR-105 product candidate (within the Territory) to SABC, and Hepalink will contribute an additional $1.2 million to SABC. Pursuant to the JV Agreement and the Amendment, Hepalink is obligated to contribute the equivalent of $7.2 million to SABC and the Company is required to contribute (i) $1.0 million in cash and (ii) the license to AR-101, AR-301 and AR-105. Giving effect to the JV Agreement and the Amendment, Hepalink and the Company will continue to own 51% and 49%, respectively, of the capital of SABC. Pursuant to the Amendment, Hepalink is obligated to make an additional equity investment of $10.8 million into SABC in connection with a future financing of SABC provided that (i) such financing does not occur earlier than January 1, 2019, (ii) top-line clinical results of the first global AR-301 phase III study are available, (iii) CFDA approval for a phase III clinical trial in China is granted, (iv) the Company has not breached the A&R License Agreement and (v) the SABC board has approved such financing. Such amount had previously been $9.0 million. In addition, (i) Hepalink and the Company entered into an amendment to the Articles of Association of SABC and (ii) SABC and the Company entered into a Capital Increase Agreement. These agreements document the increase in registered capital of SABC and the increased capital contributions of the Company and Hepalink in SABC.

The foregoing description of the Amendment and the A&R License Agreement is not intended to be complete and is qualified in its entirety by reference to each of the Amendment and the A&R License Agreement, copies of which will be filed as Exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2018	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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